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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2001

Commission file number 000-30269

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	91-1761992 (IRS Employer Identification No.)
7700 SW Mohawk, Tualatin, Oregon 97062 (503) 612-6700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 2. Acquisition or Disposition of Assets

    This Form 8-K/A amends the current report on Form 8-K dated January 30, 2001 (filed February 13, 2001) to include Item 7 Financial Statements of Business Acquired.

Item 7. Financial Statements and Exhibits

(a)
Financial Statements of Panstera, Inc.:

The following financial statements are filed herewith:

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pixelworks, Inc.:

    We have audited the accompanying balance sheets of Panstera, Inc. (a company in the development stage) as of December 31, 2000 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2000 and the period from February 24, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panstera, Inc. (a company in the development stage) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from February 24, 1999 (date of inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Portland, Oregon
January 23, 2001

PANSTERA, INC.
(A Company in the Development Stage)

Balance Sheets

(in thousands, except share data)

	December 31,
	2000	1999
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $20 in 2000 and 1999	$373	$2,384
Prepaid expenses and other current assets	33	12

Total current assets	406	2,396
Property and equipment, net	148	126
Deposits	132	28

	$686	$2,550

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$101	$14
Accrued liabilities	41	—

Total current liabilities	142	14
Shareholders' equity:
Convertible preferred stock, no par value. Authorized 10,000,000 shares; 5,000,000 shares issued and outstanding in 2000 and 1999, (liquidation preference of $4,100 at December 31, 2000 and 1999)	4,100	4,100
Common stock, no par value. Authorized 20,000,000 shares; 2,800,000 shares issued and outstanding in 2000 and 1999	20,929	28
Deferred stock compensation	(13,745)	—
Receivable for preferred stock	—	(646)
Accumulated deficit	(10,740)	(946)

Total shareholders' equity	544	2,536

	$686	$2,550

See accompanying notes to financial statements.

PANSTERA, INC.
(A Company in the Development Stage)

Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31, 2000	Period from February 24, 1999 (date of inception) through December 31, 1999	Period from February 24, 1999 (date of inception) through December 31, 2000
Operating expenses:
Research and development (1)	$2,565	$857	$3,422
Selling, general and administrative	161	94	255
Amortization of deferred stock compensation	7,156	—	7,156

Total operating expenses	9,882	951	10,833

Loss from operations	(9,882)	(951)	(10,833)

			—
Interest income	88	5	93

Net loss	$(9,794)	$(946)	$(10,740)

			—
Net loss per share—basic and diluted	$(3.50)	$(0.34)	$(3.84)

Weighted average shares—basic and diluted	2,800,000	2,800,000	2,800,000

Amount excludes amortization of deferred stock compensation of:

(1) Research and development	$7,156	$—	$7,156

See accompanying notes to financial statements.

PANSTERA, INC.
(A Company in the Development Stage)

Statements of Shareholders' Equity

(in thousands, except share data)

	Convertible preferred stock						Deficit accumulated during the development stage
			Common stock
					Deferred stock compensation	Receivable for Preferred Stock		Total shareholders' equity
	Shares	Amount	Shares	Amount
Balances as of February 24, 1999 (inception)	—	$—	—	$—	$—	$—	$—	$—
Sale of common stock	—	—	2,800,000	28	—	—	—	28
Issuance of Series A preferred stock	1,800,000	900	—	—	—	—	—	900
Issuance of Series B preferred stock	3,200,000	3,200	—	—	—	(646)	—	2,554
Net loss for period	—	—	—	—	—		(946)	(946)

Balances as of December 31, 1999	5,000,000	4,100	2,800,000	28	—	(646)	(946)	2,536
Payments received for receiveable for preferred stock	—	—	—	—	—	646	—	646
Deferred compensation related to stock options	—	—	—	20,901	(20,901)	—	—	—
Amortization of deferred compensation	—	—	—	—	7,156	—	—	7,156
Net loss for year	—	—	—	—	—	—	(9,794)	(9,794)

Balances as of December 31, 2000	5,000,000	$4,100	2,800,000	$20,929	$(13,745)	$—	$(10,740)	$544

See accompanying notes to financial statements.

PANSTERA, INC.
(A Company in the Development Stage)

Statements of Cash Flows

(in thousands)

	Year Ended December 31, 2000	Period from February 24, 1999 (date of inception) through December 31, 1999	Period from February 24, 1999 (date of inception) through December 31, 2000
Cash flows from operating activities:
Net loss	$(9,794)	$(946)	$(10,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	112	51	163
Amortization of deferred stock compensation	7,156	—	7,156
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(125)	(40)	(165)
Accounts payable	87	14	101
Accrued liabilities	41	—	41

Net cash used in operating activities	(2,523)	(921)	(3,444)

Cash used in investing activites:
Purchase of property and equipment	(134)	(177)	(311)

Cash flows from financing activites:
Issuance of preferred stock	—	3,454	3,454
Issuance of common stock	—	28	28
Payments received for receivable for preferred stock	646		646

Net cash provided by financing activities	646	3,482	4,128

Net increase (decrease) in cash and cash equivalents	(2,011)	2,384	373
Cash and cash equivalents at beginning of period	2,384	—	—

Cash and cash equivalents at end of period	$373	$2,384	$373

Supplemental disclosure of non-cash investing and financing activities:
Issuance of preferred stock for receivable	$—	646	646

See accompanying notes to financial statements.

PANSTERA, INC.
(A Company in the Development Stage)

Notes to Financial Statements
(in thousands, except share and per share data)

(1) Summary of Significant Accounting Policies

    (a) Nature of Business

    Panstera, Inc. (Panstera) is a fabless semiconductor company with core competencies in advanced mixed signal and complex digital logic design. Panstera is developing a broad line of mixed signal integrated circuits that provide an end-to-end family of products for mass-market, XGA-resolution LCD monitors.

    Panstera has been in the development stage since its inception on February 24, 1999. Pasntera has no revenue from its core business and has accumulated a deficit during the development stage of $10,740 through December 31, 2000. Since Panstera's inception, management has focused on assembling a qualified technical and executive management team, developing key product designs, and raising capital.

    (b) Cash and Cash Equivalents

    Panstera considers all highly liquid investments having an original maturity of three months or less to be cash equivalents. At December 31, 2000 and 1999, cash and cash equivalents includes $20 held in a certificate of deposit at the request of the Company's bank as collateral on a corporate credit card.

    (c) Property and equipment

    Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred.

    Depreciation on computer equipment and software, tooling and leasehold improvements is calculated on a straight-line basis over the estimated useful lives of the assets, two years for computer equipment and software and the estimated life of the product for tooling, generally two years. Amortization of leasehold improvements is recognized over the shorter of the life of the improvement or the remaining life of the lease.

    As required by Statement of Financial Accounting Standards No. 121 (SFAS), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount including associated intangible assets of the operation.

    If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

    (d) Stock-Based Compensation

    SFAS 123, Accounting for Stock-Based Compensation, defines a fair value based method of accounting for an employee stock option or similar instrument. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, SFAS 123 also allows an entity to continue to measure compensation cost using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 (Opinion 25), Accounting for Stock Issued to Employees. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method had been applied. Panstera has elected to continue to apply the prescribed accounting in Opinion 25 and make the required disclosures under SFAS 123.

    Panstera accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force consensus on Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

    (e) Research and Development

    Research and development are charged to expense as incurred.

    (f) Income Taxes

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

    (g) Fair Value of Financial InstrumentsThe carrying amount of cash and cash equivalents and accounts payable approximate fair value due to the short-term nature of these instruments.

    (h) Net Loss per Share

    Panstera reports net loss per share in accordance with SFAS 128, Earnings per Share, and SEC Staff Accounting Bulletin No. 98 (SAB 98), which requires the presentation of both basic and diluted earnings per share. Basic earnings per share is computed using the weighted average number of common shares outstanding and diluted earnings per share is computed using the weighted average number of common shares outstanding and dilutive potential common shares assumed to be outstanding during the period using the treasury stock method. The following potential common shares have been excluded from the computation of diluted loss per share for all periods presented because the effect would have been anti-dilutive:

	2000	1999
Shares issuable under stock options	347,834	—
Shares of convertible preferred stock on an as converted basis	5,000,000	1,964,630

    (i) Comprehensive Income

    Panstera has had no items of comprehensive income.

    (j) Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

    (k) Risk of Technological Change

    The markets in which Panstera competes or seeks to compete are subject to rapid technological change, frequent new product introductions, changing customer requirements for new products and features, and evolving industry standards. The introduction of new technologies and the emergence of new industry standards could render Panstera' products less desirable or obsolete which could harm its business.

(2) Property and Equipment

    Property and equipment consist of the following:

	December 31,
	2000	1999
Software	$35	$32
Computer equipment	190	108
Tooling	38	—
Furniture and fixtures	47	36
Leasehold improvements	1	1

	311	177
Less accumulated depreciation and amortization	(163)	(51)

	$148	$126

(3) Shareholders' Equity

    The Company has a Right of First Refusal to purchase a common shareholder's stock before the shareholder may sell the stock to any third party. The Company and the other holders of Common and Preferred Stock have the Right of First Refusal to purchase a preferred shareholder's stock before the shareholder may sell the stock to any third party.

    (a) Convertible Preferred Stock

    Panstera has designated shares of authorized preferred stock as convertible preferred stock. The title and number of shares issued and outstanding are as follows:

Series	Preferred Shares Outstanding
Series B convertible preferred stock	3,200,000
Series A convertible preferred stock	1,800,000

5,000,000

    The holders of the Series A Preferred Stock and Series B Preferred Stock have a non-cumulative right to participate in and receive the same dividends as may be declared for common stock by the Board of Directors.

    One share of the Preferred Stock may be converted to one share of Common Stock at the option of the holder at any time. The number of shares of Common Stock into which the Preferred Stock may be converted (the "Conversion Rate") shall be determined by dividing the initial conversion price ("Initial Conversion Price") for Preferred Stock by the conversion price ("Conversion Price") for Preferred Stock in effect at the time of conversion. The Initial Conversion Price for the Series A Convertible Preferred Stock is $0.50 per share. The Initial Conversion Price for the Series B Convertible Preferred Stock is $1.00 per share. The Conversion Price for Preferred Stock shall be the same as the Initial Conversion Price for the series until adjusted and the Conversion Rate is one share of Common Stock for one share of Preferred Stock until the Conversion Price is adjusted.

    Each share of Preferred Stock shall be automatically converted into Common Stock based on the conversion rate of one share of Preferred Stock for one share of Common Stock upon consummation of a firm commitment underwriting with a share price of at least $5.00 and an aggregate offering price of at least $10,000,000.

    (b) Stock Option Plan

    Panstera adopted a stock option plan on October 1, 2000, under which a total of 1,800,000 stock options may be granted to key employees. Options granted under the plan must generally be exercised while the individual is an employee and within five years of the date of grant. All options shall vest at a rate of at least 20% per year over 5 years. Had Panstera accounted for its stock-based compensation plan in accordance with SFAS 123, Panstera's net loss would approximate the pro forma disclosure as follows:

Year ended December 31, 2000
Net loss attributable to common shareholders:
As reported	$(9,794)
Pro forma	(9,872)
Basic and diluted net loss per share:
As reported	(3.50)
Pro forma	(3.53)

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts and additional awards are anticipated in future years.

    The fair value of compensation costs reflected in the above pro forma amounts were determined using the Black-Scholes option pricing model and the following weighted average assumptions for grants used in the calculation are as follows:

2000
Risk-free interest rate	5.75%
Expected dividend yield	0%
Expected life	4 years
Expected volatility	100%

    Under the Black-Scholes option pricing model, the weighted-average fair value of options granted during 2000 was approximately $14.92.

    The following is a summary of stock option activity:

	Number of shares	Weighted average exercise price
Options outstanding as of December 31, 1999	—	$—
Granted	1,403,000	0.10
Exercised	—	—
Canceled	—	—

Options outstanding as of December 31, 2000	1,403,000	$0.10

    As of December 31, 2000, 397,000 shares were available for grant. As of December 31, 2000, the range of exercise prices and weighted average contractual life of options outstanding was $.10 to $.11 and five years, respectively.

    As of December 31, 2000, the number of options exercisable was 333,333, with a weighted average exercise price of $.10.

    Panstera has recorded deferred stock compensation of $20,901 through December 31, 2000. This deferred stock compensation is based on the difference between the fair market value of common stock and the exercise price of the option or stock on the grant date. Deferred stock compensation is being amortized on an accelerated basis over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Panstera recognized compensation expense of $7,156 during the year ended December 31, 2000 related to these grants. Amortization of the December 31, 2000 balance of deferred stock compensation for the years ending December 31, 2001, 2002, 2003 and 2004 would approximate $8,539, $3,749, $1,249, and $208, respectively.

(4) Income Taxes

    The significant differences between the U.S. federal statutory tax rate and Panstera' effective tax rate for financial statement purposes are as follows:

	Year Ended December 31, 2000	Period from February 24, 1999 (date of inception) through December 31, 1999
Computed "expected" income tax benefit	(34.0)%	(34.0)%
Increase (decreases) resulting from:
State income taxes, net of federal tax benefit	(1.6)	(5.8)
Increase in valuation allowance	12.2	44.3
Research and experimentation credit	(2.2)	(7.4)
Deferred stock compensation	24.8	—
Other	0.8	2.9

Actual tax expense	—%	—%

    The tax effects of temporary differences and net operating loss carryforwards which give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

	December 31,
	2000	1999
Deferred tax assets:
Net operating loss carryforwards	$1,285	$340
Research and experimentation credit	282	70
Accrued vacation	8	—
Depreciation and amortization	37	9

Total gross deferred tax assets	1,612	419
Less valuation allowance	(1,612)	(419)

Net deferred tax assets	$—	$—

    The valuation allowance for the deferred tax assets as of February 24, 1999 (date of inception) was $-0-. The net change in the total valuation allowance for the year ended December 31, 2000 and the period from February 24, 1999 (date of inception) through December 31, 1999 was an increase of approximately $1,193 and $419, respectively.

    A provision of the Tax Reform Act of 1986 requires the utilization of net operating losses and credits be limited when there is a change of more than 50% in ownership of Panstera. Such change occurred with the sale of Panstera on January 30, 2001. Accordingly, the utilization of the net operating loss and credit carryforwards generated from periods prior to 2001 is limited. The federal and state net operating loss carryforwards subject to the limitation are approximately $3,462 and $1,858, respectively. As of December 31, 2000, Panstera has federal and state net operating loss carryforwards of approximately $3,462 and $1,858, respectively, which will expire between 2004 and 2020. As of December 31, 2000 Panstera has federal and state research credit carryforwards of approximately $141 and $140, respectively, which will expire between 2019 and 2020, or indefinitely.

(5) Segment Information

    In accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information, Panstera has identified a single operating segment: the design and development of integrated circuits for electronic display devices.

(6) Commitments and Contingencies

    (a) 401(k) Plan

    Effective March 1, 2000, Panstera implemented a profit-sharing plan for eligible employees under the provisions of Internal Revenue Code Section 401(k). Participants may defer a percentage of their annual compensation on a pre-tax basis, not to exceed the dollar limit which is set by law. A discretionary contribution by Panstera is allowed, and is to be allocated to employees based upon the ratio of their salaries to total annual salaries. Panstera made no contributions to the 401(k) plan during 2000 and 1999.

    (b) Leases

    Panstera leases office space under various operating leases which expire at various dates through 2003. Future minimum payments under the leases are as follows:

Years Ending December 31:
2001	324
2002	244
2003	237

Total	$805

    Rent expense for the year ended December 31, 2000 and the period from February 24, 1999 (date of inception) through December 31, 1999 was $107 and $79, respectively.

(7) Related Party Transactions

    Panstera purchased computer equipment and services from CTX OPTO-Electronics Co., Ltd. during 1999 and 2000. CTX OPTO is the sole Series A preferred stock shareholder. Payments to CTX OPTO during the year ended December 31, 2000 and the period from February 24, 1999 (date of inception) through December 31, 1999, totaled approximately $9 and $60, respectively.

(8) Subsequent Events (Unaudited)

    On January 17, 2001, the Board of Directors granted an additional 230,000 stock options to seven employees at an exercise price of $.10 per share.

    Effective January 31, 2001, the shareholders of Panstera sold all outstanding convertible preferred stock and common stock, valued at approximately $132,000, to Pixelworks, Inc. in exchange for 4,500,000 common shares of Pixelworks. The transaction will be accounted for using the purchase method of accounting.

(b)
Unaudited Pro Forma Condensed Consolidated Financial Information:

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma condensed consolidated financial information gives effect to the merger of Panstera, Inc. (Panstera) with and into Panther Acquisition, Inc., a wholly owned subsidiary of Pixelworks, Inc. (Pixelworks), under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Pixelworks would actually have been if the merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Pixelworks for any future period or as of any date, respectively.

    Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet. Pixelworks has undertaken a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, the assembled workforce, and the liabilities assumed and to determine the amortization period of intangible assets, including goodwill. Pixelworks currently believes that amounts allocated to goodwill will be amortized over a life not to exceed five years while other intangibles may be amortized over shorter periods.

    The unaudited pro forma condensed consolidated balance sheet as of December 31, 2000, was prepared by combining the historical cost balance sheet at December 31, 2000, for Pixelworks with the historical cost balance sheet at December 31, 2000 for Panstera, giving effect to the merger as though it had been completed on December 31, 2000.

    The unaudited pro forma condensed consolidated statements of operations for the periods presented were prepared by combining Pixelworks statements of operations for the year ended December 31, 2000, with Panstera's statements of operations for the year ended December 31, 2000, giving effect to the merger as though it had occurred on January 1, 2000. These unaudited pro forma condensed consolidated financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

    These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of (i) Pixelworks, Inc. included in Form 10-K for the year ended December 31, 2000, and (ii) Panstera, Inc. included elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2000
(in thousands)

	Pixelworks Historical	Panstera Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$49,681	$373	$—		$50,054
Short term investments	54,051	—	—		54,051
Accounts receivable, net	6,608	—	—		6,608
Inventories	3,280	—	—		3,280
Prepaid expenses and other current assets	592	33	—		625

Total current assets	114,212	406	—		114,618
Property and equipment, net	3,660	148	—		3,808
Goodwill and identifiable intangibles	—	—	85,449	(4)	85,449
Other assets	2,422	132	—		2,554

	—
Total assets	$120,294	$686	$85,449		$206,429

Current liabilities:
Accounts payable	$9,120	$101	$—		$9,221
Accrued liabilities	4,721	41	246	(5)	5,003

Total current liabilities	13,841	142	246		14,229
Shareholders' equity:
Preferred Stock	—	4,100	(4,100)	(1)	—
Common stock	126,260	20,929	(20,929)	(1)
			131,587	(2)	257,847
Deferred stock compensation	(2,206)	(13,745)	13,745	(1)
			(13,440)	(3)	(15,646)
Note receivable for common stock	(172)	—	—		(172)
Accumulated deficit	(17,429)	(10,740)	10,740	(1)
			(32,400)	(8)	(49,829)

Total shareholders' equity	106,453	544	85,203		192,200

Total liabilities and shareholders' equity	$120,294	$686	$85,449		$206,429

See accompanying notes to pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31,2000

(in thousands, except per share amounts)

	Pixelworks Historical	Panstera Historical	Pro Forma Adjustments		Pro Forma
Revenue	$52,593	$—	$—		$52,593
Cost of revenue	31,342	—	—		31,342

Gross profit	21,251	—	—		21,251
Operating expenses:
Research and development	10,225	2,565	—		12,790
Selling, general and administrative	9,708	161	—		9,869
Patent settlement expense	4,078	—	—		4,078
Amortization of deferred stock compensation	2,227	7,156	(7,156)	(6)
	—	—	8,198	(7)	10,425
Amortization of goodwill and purchased intangibles	—	—	17,312	(8)	17,312
In process R&D expense	—	—	32,400	(9)	32,400

Total operating expenses	26,238	9,882	50,754		86,874

Loss from operations	(4,987)	(9,882)	(50,754)		(65,623)
Interest and other:
Interest income	4,562	88	—		4,650
Interest expense	(38)	—	—		(38)
Other, net	(104)	—	—		(104)

Interest and other income, net	4,420	88	—		4,508

Net loss	(567)	(9,794)	(50,754)		(61,115)
Preferred stock beneficial conversion feature	9,996	—	—		9,996
Accretion of preferred stock beneficial conversion feature	2,100	—	—		2,100

Net loss attributable to common shareholders	$(12,663)	$(9,794)	$(50,754)		$(73,211)

Basic and diluted net loss per share	$(0.50)			(10)	$(2.50)

Weighted average shares—basic and diluted	25,573,392				29,296,345

See accompanying notes to pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

The merger was accounted for using the purchase method of accounting. The purchase price was based on the exchange ratio of 0.477302 Pixelworks shares for each Panstera share. The estimated fair value of the shares to be issued is based on the average closing price of Pixelworks' common stock on the day prior to the announcement of the Agreement and Plan of Merger, the day of the announcement, and the day following the announcement, ($29.27 per share).

The purchase price for accounting purposes was derived as follows:

	Panstera Shares	Total Pixelworks Shares	Fair Value (in thousands)
Shares	7,800,000	3,722,953	$108,971
Stock Options	1,628,000	777,047	22,616

	9,428,000	4,500,000	131,587

Estimated acquisition costs			246

Total purchase price			$131,833

With respect to stock options exchanged as part of the merger, all vested and unvested Panstera options exchanged for Pixelworks options are included as part of the purchase price based on their fair value. The estimated fair value of the options to be assumed by Pixelworks is based upon the Black-Scholes model using the following assumptions:

  •
  Expected life of 4 years;

  •
  Expected volatility of 110%;

  •
  Risk-free interest rate of 5.15%; and

  •
  Expected dividend rate of 0%.

Below is a table of the purchase price allocation (in thousands):

Net tangible asset fair value of Panstera at December 31, 2000	$544
Acquired in-process research and development	32,400
Deferred compensation on unvested stock awards assumed	13,440
Assembled workforce	1,800
Goodwill	83,649

Allocated purchase price	$131,833

Tangible assets of Panstera acquired principally include cash, fixed assets, and deposits. Liabilities assumed principally include accounts payable and other current liabilities.

The unaudited pro forma condensed consolidated financial information gives effect to the following pro forma adjustments:

1.
Reflects the elimination of Panstera's shareholders' equity accounts.

2.
Reflects the issuance of 3,722,953 shares of Pixelworks common stock and 777,047 options.

3.
Records the deferred compensation associated with the unvested stock options assumed by Pixelworks.

4.
Records goodwill and assembled workforce asset allocations of approximately $85,449.

5.
Records transaction costs.

6.
Eliminates the compensation expense recognized on Panstera's historical statement of operations under APB 25.

7.
Records amortization of deferred compensation on Panstera's unvested options assumed by Pixelworks.

8.
Records amortization of goodwill and the assembled workforce.

9.
Records a charge for in-process research and development.

10.
Since the pro forma combined condensed consolidated statements of operations for the year ended December 31, 2000 results in a loss from continuing operations, the basic and diluted net loss per share is computed by dividing the net loss attributed to common shareholders by the weighted average number of common shares outstanding. The calculation of weighted average common shares outstanding assumes that the 3,722,953 shares of Pixelworks common stock issued in the merger with Panstera were outstanding at the beginning of 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.
Date: April 11, 2001	/s/ JEFFREY B. BOUCHARD Jeffrey B. Bouchard Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger dated as of December 13, 2000 among Pixelworks, Inc., Panther Acquisition, Inc., Panstera, Inc. and those certain shareholders of Panstera, Inc. signatories thereto.*
2.2	Amendment to Agreement and Plan of Merger dated as of January 26, 2001 among Pixelworks, Inc., Panther Acquisition, Inc. and Panstera, Inc.*
10.1	Shareholders Agreement dated as of January 15, 2001 among Pixelworks, Inc., Panstera, Inc., and the shareholders of Panstera, Inc.*
23.1	Consent of KPMG LLP

*
Incorporated by reference to the Company's report on Form 8-K dated January 30, 2001 (filed February 13, 2001).

QuickLinks

  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
INDEPENDENT AUDITORS' REPORT
PANSTERA, INC. (A Company in the Development Stage) Balance Sheets (in thousands, except share data)
PANSTERA, INC. (A Company in the Development Stage) Statements of Operations (in thousands, except share and per share data)
PANSTERA, INC. (A Company in the Development Stage) Statements of Shareholders' Equity (in thousands, except share data)
PANSTERA, INC. (A Company in the Development Stage) Statements of Cash Flows (in thousands)
PANSTERA, INC. (A Company in the Development Stage) Notes to Financial Statements (in thousands, except share and per share data)
PRO FORMA FINANCIAL INFORMATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2000 (in thousands)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31,2000 (in thousands, except per share amounts)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
SIGNATURES
EXHIBIT INDEX